EXHIBIT 32.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), James McCullough, Chief Executive Officer of Renalytix plc (the “Company”), and O. James Sterling, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2023

/s/ James McCullough
Name: James McCullough
Title: Chief Executive Officer
(Principal Executive Officer)

/s/ O. James Sterling
Name: O. James Sterling
Title: Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Renalytix plc under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.